COMMON STOCK GREENSHOE WARRANT

ISORAY, INC.

Greenshoe Shares: [_______	Initial Exercise Date: March 1, 2014
Issue Date : August 29, 2013

THIS COMMON STOCK GREENSHOE WARRANT(the “Greenshoe”) certifies that, for value received, _____________ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after March 1, 2014 (the “Initial Exercise Date”) and on or prior to the close of business on the two year anniversary of the Issue Date, subject to adjustment as provided in Section 2(g) hereof (the “Termination Date”) but not thereafter, to subscribe for and purchase from ISORAY, INC., a Minnesota corporation (the “Company”), up to ______ shares (as subject to adjustment hereunder, the “Greenshoe Shares”) of Common Stock. The purchase price of one share of Common Stock under this Greenshoe shall be equal to the Exercise Price, as defined in Section 2(c).

Section 1.            Definitions. The following terms used herein have the meanings set forth below:

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Call Date” has the meaning set forth in Section 2(f).

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Prospectus Supplement” means the prospectus supplement of the Company to Registration Statement File 333-188579 dated August 29, 2013 pursuant to which this Greenshoe has been issued.

“Shareholder Approval” means such approval as may be required by the applicable rules and regulations of the NYSE MKT (or any successor entity) from the shareholders of the Company with respect to the transactions contemplated by this Greenshoe and the Prospectus Supplement including the issuance of all of the Shares, Preferred Shares and Warrant Shares (as defined in the Prospectus Supplement) in excess of 19.99% of the issued and outstanding Common Stock on the Closing Date.

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“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Greenshoes then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Section 2.            Exercise.

a)          Exercise of the purchase rights represented by this Greenshoe may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto, which may be submitted by email. Within three (3) Trading Days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is properly specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Greenshoe to the Company until the Holder has purchased all of the Greenshoe Shares available hereunder and the Greenshoe has been exercised in full, in which case, the Holder shall surrender this Greenshoe to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Greenshoe resulting in purchases of a portion of the total number of Greenshoe Shares available hereunder shall have the effect of lowering the outstanding number of Greenshoe Shares purchasable hereunder in an amount equal to the applicable number of Greenshoe Shares purchased. The Holder and the Company shall maintain records showing the number of Greenshoe Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Greenshoe, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Greenshoe Shares hereunder, the number of Greenshoe Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

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b)          Exercise Price. The exercise price per share of the Common Stock under this Greenshoe shall be $0.72, subject to adjustment hereunder (the “Exercise Price”).

c)          Cashless Exercise. If, but only if, at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Greenshoe Shares to the Holder, then this Greenshoe may only be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Greenshoe Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the VWAP on the Trading Day immediately preceding the date on which Holder elects to exercise this Greenshoe by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) = the Exercise Price of this Greenshoe, as adjusted hereunder; and

(X) = the number of Greenshoe Shares that would be issuable upon exercise of this Greenshoe in accordance with the terms of this Greenshoe if such exercise were by means of a cash exercise rather than a cashless exercise.

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d)          Mechanics of Exercise.

i.            Delivery of Greenshoe Shares Upon Exercise. The Company shall use best efforts to cause the Greenshoe Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Greenshoe Shares to or resale of the Greenshoe Shares by Holder or (B) this Greenshoe is being properly exercised via cashless exercise, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise by the date that is one (1) Trading Day after the latest of (A) the delivery to the Company of the Notice of Exercise and (B) surrender of this Greenshoe (if required) (such date, the “Greenshoe Share Delivery Date”). The Greenshoe Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Greenshoe has been exercised, with payment to the Company of the Exercise Price (or by cashless exercise , if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(vi) prior to the issuance of such shares, having been paid. If the Company fails for any reason to deliver to the Holder the Greenshoe Shares subject to a Notice of Exercise by the Greenshoe Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Greenshoe Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Greenshoe Share Delivery Date until such Greenshoe Shares are delivered or Holder rescinds such exercise.

ii.         Delivery of New Greenshoes Upon Exercise. If this Greenshoe shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Greenshoe certificate, at the time of delivery of the Greenshoe Shares, deliver to the Holder a new Greenshoe evidencing the rights of the Holder to purchase the unpurchased Greenshoe Shares called for by this Greenshoe, which new Greenshoe shall in all other respects be identical with this Greenshoe.

iii.         Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Greenshoe Shares pursuant to Section 2(d)(i) by the Greenshoe Share Delivery Date, then the Holder will have the right to rescind such exercise.

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iv.         Compensation for Buy-In on Failure to Timely Deliver Greenshoe Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Greenshoe Shares pursuant to an exercise on or before the Greenshoe Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Greenshoe Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Greenshoe Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Greenshoe and equivalent number of Greenshoe Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Greenshoe as required pursuant to the terms hereof.

v.           No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Greenshoe. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi.         Charges, Taxes and Expenses. Issuance of Greenshoe Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Greenshoe Shares, all of which taxes and expenses shall be paid by the Company, and such Greenshoe Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event Greenshoe Shares are to be issued in a name other than the name of the Holder, this Greenshoe when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise.

vii.         Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Greenshoe, pursuant to the terms hereof.

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e)          Holder’s Exercise Limitations. The Company shall not effect any exercise of this Greenshoe, and a Holder shall not have the right to exercise any portion of this Greenshoe, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Greenshoe with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Greenshoe beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Greenshoe is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Greenshoe is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Greenshoe is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Greenshoe is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Greenshoe, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Greenshoe. The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Greenshoe held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Greenshoe.

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f)         Call Provision. Subject to the provisions of Section 2(e) and this Section 2(f), if (i) the closing price for each of 10 consecutive Trading Days (the “Measurement Period”) exceeds $1.25 ($0.85 after the receipt of Shareholder Approval) (in each case subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like after the Issue Date), (ii) the average daily volume of the Common Stock on the Trading Market during the Measurement Period is not less than $100,000 per Trading Day, and (iii) the Holder is not in possession of any information that constitutes, or might constitute, material non-public information which was provided by the Company, then the Company may, within 1 Trading Day of the end of such Measurement Period, call for cancellation of all or any portion of this Greenshoe for which a Notice of Exercise has not yet been delivered (such right, a “Call”) for consideration equal to $.001 per Greenshoe Share. To exercise this right, the Company must deliver to the Holder an irrevocable written notice (a “Call Notice”), indicating therein the portion of unexercised portion of this Greenshoe to which such notice applies. If the conditions set forth below for such Call are satisfied from the period from the date of the Call Notice through and including the Call Date (as defined below), then any portion of this Greenshoe subject to such Call Notice for which a Notice of Exercise shall not have been received by the Call Date will be cancelled at 6:30 p.m. (New York City time) on the tenth Trading Day after the date the Call Notice is received by the Holder (such date and time, the “Call Date”). Any unexercised portion of this Greenshoe to which the Call Notice does not pertain will be unaffected by such Call Notice. In furtherance thereof, the Company covenants and agrees that it will honor all Notices of Exercise with respect to Greenshoe Shares subject to a Call Notice that are tendered through 6:30 p.m. (New York City time) on the Call Date. The parties agree that any Notice of Exercise delivered following a Call Notice which calls less than all the Greenshoes shall first reduce to zero the number of Greenshoe Shares subject to such Call Notice prior to reducing the remaining Greenshoe Shares available for purchase under this Greenshoe. For example, if (A) this Greenshoe then permits the Holder to acquire 100 Greenshoe Shares, (B) a Call Notice pertains to 75 Greenshoe Shares, and (C) prior to 6:30 p.m. (New York City time) on the Call Date the Holder tenders a Notice of Exercise in respect of 50 Greenshoe Shares, then (x) on the Call Date the right under this Greenshoe to acquire 25 Greenshoe Shares will be automatically cancelled, (y) the Company, in the time and manner required under this Greenshoe, will have issued and delivered to the Holder 50 Greenshoe Shares in respect of the exercises following receipt of the Call Notice, and (z) the Holder may, until the Termination Date, exercise this Greenshoe for 25 Greenshoe Shares (subject to adjustment as herein provided and subject to subsequent Call Notices). Subject again to the provisions of this Section 2(f), the Company may deliver subsequent Call Notices for any portion of this Greenshoe for which the Holder shall not have delivered a Notice of Exercise. Notwithstanding anything to the contrary set forth in this Greenshoe, the Company may not deliver a Call Notice or require the cancellation of this Greenshoe (and any such Call Notice shall be void), unless, from the beginning of the Measurement Period through the Call Date, (1) the Company shall have honored in accordance with the terms of this Greenshoe all Notices of Exercise delivered by 6:30 p.m. (New York City time) on the Call Date, and (2) a registration statement shall be effective as to all Greenshoe Shares and the prospectus thereunder available for the issuance to the Holder of all such Shares, and (3) the Common Stock shall be listed or quoted for trading on a national securities exchange, and (4) there is a sufficient number of authorized shares of Common Stock for issuance of the Greenshoe Shares, and (5) the issuance of the shares shall not cause a breach of any provision of Section 2(e) herein. The Company’s right to call the Greenshoes under this Section 2(f) shall be exercised ratably among the Holders based on each Holder’s initial purchase of Greenshoes. To the extent the exercise of the Call would cause a breach of any provision of Section 2(e), the Company shall not be permitted to exercise the Call against such Holder’s Greenshoe to extent the Call would exceed the Beneficial Ownership Limitation of such Holder, but shall retain the right to exercise a Call against such Holder’s Greenshoe at any time in the future that such Call would otherwise be permitted under this Section 2(f) without causing a breach of Section 2(e).

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g)          Shareholder Approval. The Company shall hold a special meeting of shareholders (which may also be at the annual meeting of shareholders) prior to the Initial Exercise Date for the purpose of obtaining Shareholder Approval, with the recommendation of the Company’s Board of Directors that such proposal be approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. Effective upon receipt of Shareholder Approval, (i) the Exercise Price shall be adjusted to $0.535 (subject to adjustment for any stock splits, reverse splits, stock dividends and similar capital adjustments occurring after the Issue Date) (ii) the Call Price shall be adjusted to $0.85 (subject to adjustment for any stock splits, reverse splits, stock dividends and similar capital adjustments occurring after the Issue Date) and (iii) the Termination Date shall be the 18-month anniversary of the Issue Date.

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Section 3.          Certain Adjustments.

a)          Stock Dividends and Splits. If the Company, at any time while this Greenshoe is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Greenshoe), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Greenshoe shall be proportionately adjusted such that the aggregate Exercise Price of this Greenshoe shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

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b)          Fundamental Transaction. If, at any time while this Greenshoe is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Greenshoe, the Holder shall have the right to receive, for each Greenshoe Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Greenshoe), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Greenshoe is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Greenshoe). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Greenshoe following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Greenshoe and the other Transaction Documents in accordance with the provisions of this Section 3(b) pursuant to written agreements and shall, at the option of the Holder, deliver to the Holder in exchange for this Greenshoe a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Greenshoe which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Greenshoe (without regard to any limitations on the exercise of this Greenshoe) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Greenshoe immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Greenshoe and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Greenshoe and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

c)          Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

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d)          Notice to Holder.

i.            Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Greenshoe Shares and setting forth a brief statement of the facts requiring such adjustment.

ii.         Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Greenshoe Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Greenshoe during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

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Section 4.            Transfer of Greenshoe.

a)          Transferability. This Greenshoe and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Greenshoe at the principal office of the Company or its designated agent, together with a written assignment of this Greenshoe substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Greenshoe or Greenshoes in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Greenshoe evidencing the portion of this Greenshoe not so assigned, and this Greenshoe shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Greenshoe to the Company unless the Holder has assigned this Greenshoe in full, in which case, the Holder shall surrender this Greenshoe to the Company within three (3) Trading Days of the date the Holder delivers an assignment form to the Company assigning this Greenshoe full. The Greenshoe, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Greenshoe Shares without having a new Greenshoe issued.

b)          New Greenshoes. This Greenshoe may be divided or combined with other Greenshoes upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Greenshoes are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Greenshoe or Greenshoes in exchange for the Greenshoe or Greenshoes to be divided or combined in accordance with such notice. All Greenshoes issued on transfers or exchanges shall be dated the initial issuance date of this Greenshoe and shall be identical with this Greenshoe except as to the number of Greenshoe Shares issuable pursuant thereto.

c)          Greenshoe Register. The Company shall register this Greenshoe, upon records to be maintained by the Company for that purpose (the “Greenshoe Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Greenshoe as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5.            Miscellaneous.

a)          No Rights as Stockholder Until Exercise. This Greenshoe does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3.

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b)          Loss, Theft, Destruction or Mutilation of Greenshoe. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Greenshoe or any stock certificate relating to the Greenshoe Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Greenshoe, shall not include the posting of any bond), and upon surrender and cancellation of such Greenshoe or stock certificate, if mutilated, the Company will make and deliver a new Greenshoe or stock certificate of like tenor and dated as of such cancellation, in lieu of such Greenshoe or stock certificate.

c)          Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d)          Authorized Shares.

The Company covenants that, during the period the Greenshoe is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Greenshoe Shares upon the exercise of any purchase rights under this Greenshoe. The Company further covenants that its issuance of this Greenshoe shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary Greenshoe Shares upon the exercise of the purchase rights under this Greenshoe. The Company will take all such reasonable action as may be necessary to assure that such Greenshoe Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Greenshoe Shares which may be issued upon the exercise of the purchase rights represented by this Greenshoe will, upon exercise of the purchase rights represented by this Greenshoe and payment for such Greenshoe Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Greenshoe, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Greenshoe against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Greenshoe Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Greenshoe Shares upon the exercise of this Greenshoe and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Greenshoe.

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Before taking any action which would result in an adjustment in the number of Greenshoe Shares for which this Greenshoe is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)	Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Greenshoe shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Greenshoe (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Greenshoe), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Greenshoe and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Greenshoe, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

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f)           Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Greenshoe, if the Company willfully and knowingly fails to comply with any provision of this Greenshoe, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

g)          Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered by email, personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company, at the principal offices of the Company Attention: Controller. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered by email, personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Company, or if no such facsimile number or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

h)          Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Greenshoe to purchase Greenshoe Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

i)           Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Greenshoe. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Greenshoe and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

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j)           Successors and Assigns. Subject to applicable securities laws, this Greenshoe and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Greenshoe are intended to be for the benefit of any Holder from time to time of this Greenshoe and shall be enforceable by the Holder or holder of Greenshoe Shares.

k)          Amendment. This Greenshoe may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

l)           Severability. Wherever possible, each provision of this Greenshoe shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Greenshoe shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Greenshoe.

m)         Headings. The headings used in this Greenshoe are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Greenshoe.

********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Greenshoe to be executed by its officer thereunto duly authorized as of the date first above indicated.

Isoray, inc.

By:
Name:
Title:

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NOTICE OF EXERCISE

To:	isoray, inc.

(1)  The undersigned hereby elects to purchase ________ Greenshoe Shares of the Company pursuant to the terms of the attached Greenshoe (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)  Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ [if permitted the cancellation of such number of Greenshoe Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Greenshoe with respect to the maximum number of Greenshoe Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)  Please issue said Greenshoe Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Greenshoe Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: __________________________________________________________________________

Signature of Authorized Signatory of Investing Entity: ___________________________________________________

Name of Authorized Signatory: _____________________________________________________________________

Title of Authorized Signatory: _______________________________________________________________________

Date: _________________________________________________________________________________________

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Greenshoe, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Greenshoe and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated: _______________ __, ______

Holder’s Signature:

Holder’s Address: